EXHIBIT INDEX



Exhibit No.     Description     Page
-----------     -----------     ----

     A     Consolidated Balance Sheet at     Filed
          December 31, 1998     herewith
          (Unaudited, subject to adjustment)

     B     Consolidated Statement of Income and     Filed
          Accumulated Deficit for the twelve     herewith
          months ended December 31, 1998
          (Unaudited, subject to adjustment)

     C     Consolidated Statement of Cash Flows     Filed
          for the twelve months ended     herewith
          December 31, 1998
          (Unaudited, subject to adjustment)